Exhibit 10.14
ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE
NON-EMPLOYEE DIRECTORS

[Box with Participant Information]

Electronic Arts Inc., a Delaware corporation (the “Company”), hereby grants on the date hereof (the “Award Date”) to the individual named above (“Participant”) Restricted Stock Units (“RSUs”) issued under the Company’s 2019 Equity Incentive Plan, as may be amended from time to time (the “Plan”). Each RSU represents the right to receive a share of the Company's Common Stock (“Share”) upon vesting and settlement of the RSU. The RSUs are subject to all the terms and conditions set forth herein, including the terms and conditions in the attached Appendix A (the “Award Agreement”), and in the Plan, the provisions of which are incorporated herein by reference. All capitalized terms used in this Award Agreement that are not defined herein have the meanings set forth in the Plan.

Key features of the RSUs are as follows:

[Box with grant information Award Date/number of shares subject to Award]

Vesting Schedule: Subject to the terms and conditions of the Plan and the Award Agreement, the Restricted Stock Units shall vest on the earlier of (i) the 2023 Annual Meeting of the Stockholders and (ii) 12 months from the Award Date, provided in the case of clause (i) or clause (ii) that the Participant is and has remained continuously in the active Service of the Company as a member of the Board.

PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE RSUs.

ELECTRONIC ARTS INC.
/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President and Chief Legal Officer

ACCEPTANCE:

By accepting the RSUs, Participant acknowledges the grant of the RSUs and agrees to voluntarily participate in the Plan. Participant hereby acknowledges that copies of the Plan and the Plan prospectus (“Prospectus”) are available upon request from the Company's Stock Administration Department at StockAdmin@ea.com and can also be accessed by the Participant electronically. Participant represents that Participant has read and understands the contents of the Plan, the Prospectus and the Award Agreement, and accepts the RSUs subject to all the terms and conditions of the Plan and the Award Agreement. Participant understands and acknowledges that there may be tax consequences related to the grant and vesting of the RSUs and the sale of the underlying Shares and that Participant should consult a tax advisor to determine the actual tax consequences of participation in the Plan. Participant must accept the RSUs by executing and delivering a signed copy of this Award Agreement to the Company or by electronically accepting this Award Agreement pursuant to the online acceptance procedure established by the Company within thirty (30) days of receipt of the Award Agreement. Otherwise, the Company may, at its discretion, rescind the Award Agreement and the RSUs granted thereunder in its entirety.

APPENDIX A

ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
Non-Employee Directors

1. RSU Grant. Each RSU represents the unsecured right to receive one Share, subject to certain restrictions and subject to the terms and conditions contained in this Award Agreement and the Plan. In the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

2. No Shareholder Rights. The RSUs do not entitle Participant to any rights of a holder of Common Stock. The rights of Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested.

3. Settlement; Issuance of Shares.

(a) Settlement. No Shares shall be issued to Participant prior to the date on which the RSUs vest. After any RSUs vest pursuant to the vesting schedule set forth in the first page of the Award Agreement, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives or heirs, as the case may be, Shares in payment of such vested whole RSUs; provided, however, that in the event such RSUs do not vest on a day during which the Common Stock is quoted on the Nasdaq Global Select Market (or traded on such other principal national securities market or exchange on which the Common Stock may then be listed) (“Trading Day”), the Company shall cause Shares to be issued on the next Trading Day following the date on which such RSUs vest; provided, further, that in no event shall the Company cause such Shares to be issued later than two and one-half (2 1/2) months after the date on which such RSUs vest. For purposes of the RSUs, the date on which the Shares underlying the RSUs are issued shall be referred to as the “Settlement Date.”

(b) Fractional Shares. Unless otherwise determined by the Committee in its sole discretion, no fractional shares shall be issued pursuant to the RSUs, and any fractional share resulting from the vesting of the RSUs in accordance with the terms of this Agreement shall be rounded down to the next whole share.

4. Termination of Service.

(a) Generally. In the event that Participant’s active Service is Terminated for any reason and the RSUs have not vested as of the Termination Date, then any unvested RSUs shall be forfeited immediately upon such Termination Date.

(b) Deferral Election. In the event that Participant has previously elected to defer settlement of the RSUs in accordance with the requirements of Section 409A of the Code and Terminates active Service, all Shares subject to the RSUs that vested prior to the Termination Date and that have not been settled to Participant shall instead be distributed within two (2)

months following Participant’s Separation from Service, notwithstanding Participant’s prior deferral election. For purposes of this Award Agreement, “Separation from Service” means termination of service with the Company as described in Section 409A of the Code. Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, no settlement of Shares shall be made that would constitute an impermissible acceleration of payments as defined in Section 409A(a)(3) of the Code and regulations promulgated thereunder.

5. Nature of Plan and Award. In accepting the RSUs, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future grants of RSUs or other grants, if any, will be at the sole discretion of the Company;

(d) nothing in the Plan or the RSUs shall confer on Participant any right to continue in the Service of the Company or limit in any way the ability of the Company to terminate Participant’s Service relationship;

(e) Participant is voluntarily participating in the Plan;

(f) the RSUs and the Shares subject to the RSUs and the income and the value of the same are not intended to replace any pension rights or compensation under any pension arrangement;

(g) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(h) unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, services Participant may provide as a director of any Subsidiary;

(i) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Termination of Participant’s Service (for any reason whatsoever and whether or not later found to be invalid);

(k) for purposes of the RSUs, Participant’s Service will be considered Terminated as of the date Participant is no longer actively providing Services to the Company and unless otherwise expressly provided in this Award Agreement or determined by the Board, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date;

(l) unless otherwise provided in the Plan or by the Board in its discretion, the RSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m) neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares.

6. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

7. Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility. Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting, deferral or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.

8. Transferability. Except as otherwise provided in the Plan, no right or interest of Participant in the RSUs, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the affected Participant’s rights and receive any property distributable with respect to any vested RSUs upon Participant’s death.

9. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on his or her country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is solely responsible for ensuring his or her compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

10. Foreign Asset/Account Reporting Requirements; Exchange Controls. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that he or she should consult Participant’s personal tax and legal advisors, as applicable, on these matters.

11. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12. Section 409A of the Code for U.S. Taxpayers. The RSUs are intended to comply with Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally interpret, amend or modify the Plan and/or this Award Agreement to ensure that the RSUs are made in a manner that qualifies for exemption from or complies with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that the Company makes no representation that the RSUs will be exempt from or compliant with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the RSUs. Nothing in the Plan or this Award Agreement shall provide a basis for any person to take any action against the Company or any of its Subsidiaries based on matters covered by Section 409A of the Code, including the tax treatment of any payments made under this Award Agreement, and neither the Company nor any of its Subsidiaries will have any liability under any circumstances to Participant or any other party if the grant of the RSUs, the settlement of the RSUs or other event hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Board with respect thereto.

13. Governing Law; Choice of Venue. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the exclusive jurisdiction of the courts of San Mateo County, California, U.S.A., or the federal courts for the United States for the Northern District of California, U.S.A., and no other courts, where this grant is made and/or to be performed.

14. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

15. Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. Furthermore, if Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Further, upon a determination that any term or other provision of this Award Agreement is illegal or otherwise incapable of being enforced, such term or other provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the illegal or unenforceable term or provision.

17. Entire Agreement. The Award Agreement, any deferral election and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

18. Board's Authority. The Board will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Board will be final and binding upon Participant, the Company and all other interested persons. No member of the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Plan participant.

21. Notice. Copies of the Plan and Prospectus are available electronically at https://eaworld.work.ea.com/stock-administration-services/rsus. The Company's most recent annual report and published financial statements are available electronically as soon as practicable after their publication by clicking the "Financial Reports" link at http://investor.ea.com. The Plan, Prospectus, the Company's annual report, and the Company's financial statements are also available at no charge by submitting a request to the Company's Stock Administration Department at StockAdmin@ea.com.

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